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                                                                     Exhibit (N)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 13, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of The Zweig Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
May 10, 2002